EXHIBIT  23.1









April  13,  2004

U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington,  DC  20549


Dear  Sir/Madame:

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Force Protection, Inc. (formerly known as Sonic Jet Performance, Inc.) of our report dated March 2, 2004 included in Force Protection, Inc.'s Annual Report on Form 10-KSB for the years ended December 31, 2003 and 2002, and to all references to our firm included in this Registration Statement.

Sincerely,



/s/ Michael  Johnson
Michael  Johnson  &  Co.,  LLC